UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 15, 2024
Date of Report (Date of earliest event reported)

QOMOLANGMA ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41518	86-3733656
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1178 Broadway, 3rd Floor
New York, New York 10001
(Address of Principal Executive Offices, and Zip Code)

(646) 791-7587
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QOMO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 15, 2024, Qomolangma Acquisition Corp. (the “Company”) received a delinquency notification letter (the “Notice”) from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) due to the Company’s non-compliance with Nasdaq Listing Rule 5550(b)(2) (the “Listing Rule”) as a result of the Company’s failure to maintain a minimum Market Value of Listed Securities (“MVLS”) of $35 million between May 30, 2024 and July 12, 2024. The Listing Rule requires listed companies to maintain a minimum MVLS of $35 million.

This Notice has no immediate effect on the listing of the Company’s shares on Nasdaq. However, if the Company fails to timely regain compliance with the Listing Rule, the Company’s common stock will be subject to delisting from Nasdaq. The Notice provides that the Company has 180 calendar days, or until January 13, 2025 (the “Compliance Date”), to regain compliance with the Listing Rule. If, at anytime before the Compliance Date, the Company’s MVLS closes at $35 million or more for a minimum of 10 consecutive business days, the Staff will provide the Company with written confirmation of compliance with the Listing Rule.

The Company intends to monitor the market value of the Company’s listed securities and may, if appropriate, consider available options to regain compliance with the Listing Rule.

Forward-Looking Statements

This Form 8-K contains forward-looking statements, including statements about the financial condition, results of operations, earnings outlook and prospects of the Company. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the Company’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include, without limitation, our ability to respond in a timely and satisfactory matter to the inquiries by Nasdaq, our ability to regain compliance with the Listing Rule and our ability to become current with our reports with the SEC. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the SEC. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except to the extent required by applicable law, we do not undertake any obligation to update or revise forward-looking statements made by us to reflect subsequent events or circumstances.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Qomolangma Acquisition Corp.

Dated: July 23, 2024	By:	/s/ Jonathan P. Myers
	Name:	Jonathan P. Myers
	Title:	Chief Executive Officer

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